UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2012

_______UNICO, INCORPORATED_______

 (Exact name of registrant as specified in its charter)

______Arizona   ____            ______000-30239_____     ________13-4171971________

(State or other jurisdiction     (Commission file number)   (I.R.S. Employer Identification No.)

      of incorporation)

P. O. Box 503228, San Diego, CA  92150

   (Address of principal executive offices)  (zip code)

_______________(951) 760-6747______________

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.

Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement

Proposed Bridge Loan and Proposed Sale of the Deer Trail Mining Company Property

Effective March 20, 2012 Unico, Incorporated and Deer Trail Mining Company, LLC, a wholly-owned subsidiary of Unico, Incorporated, entered into an Asset Purchase Agreement with 79th Street Mines, LLC which provides for:  (a) a bridge loan in the amount of $2,323,489 (the “DTM Bridge Loan”) to be made by 79th Street Mines, LLC to Deer Trail Mining Company, LLC; and (b) the sale of 100% of the assets of the Deer Trail Mining Company, LLC (thee DTM Asset Sale”) to 79th Street Mines, LLC.

The DTM Bridge Loan is to be funded on or before March 30, 2012, and is to be secured by a first lien on all the assets of Deer Trail Mining Company, LLC.  It will have a two (2) year maturity, at which time the balance shall be paid in full.  It will have an interest rate at a per annum rate equal to the sum of one-year LIBOR (as of the close of business on the funding date) plus one-half percent (0.5%) per annum or any portion thereof.  Interest will accrue during the first year and after the first year it shall be payable in cash on a monthly basis in arrears.  79th Street Mines, LLC will also receive Unico, Incorporated’s interest in its wholly-owned Silver Bell Mining Company, Inc. subsidiary.  The proceeds of the DTM Bridge Loan will be used to primarily pay creditors of Deer Trail Mining Company, LLC and/or Unico, Incorporated.

Deer Trail Mining Company, LLC has agreed to sell all of its assets to 79th Street Mines, LLC as part of the DTM Asset Sale for the sum of Ten Million Dollars ($10,000,000) which includes a redemption and extinguishment of the DTM Bridge Loan plus an additional $7,676,511 in cash. These assets include the Deer Trail Mine, including all patented and unpatented mining claims, approximately 680 acres of real property located near the Deer Trail Mine, the Deer Trail Mill facilities and all equipment, laboratory equipment and machinery, and all other assets of Deer Trail Mining, LLC.  The Asset Purchase Agreement has a closing date set for no later than April 16, 2012 and is subject to certain closing conditions and other terms set forth in the contract.

These are arm’s length transactions, and 79th Street Mines, LLC has no prior relationship with Unico, Incorporated or Deer Trail Mining Company, LLC.  Unico has obtained a fairness opinion from Moody Capital, Inc. that the terms of the transactions are fair to Unico, Incorporated.

Section 8.

Other Events

Item 8.01

Other Events

In a Form 8-K Current Report filed by Unico, Incorporated on September 20, 2011, Unico, Incorporated announced that its wholly-owned subsidiary, Deer Trail Mining Company, LLC had signed a Real Estate Purchase Agreement with Integrity Metals & Mining, LLC providing for the sale of 100% of the assets of the Deer Trail Mine.  That agreement expired October 15, 2011 without the sale being consummated.

Section 9.

Financial Statements and Exhibits

Item 9.01(d)

Exhibits

Exhibit No.

Description

Exhibit 10.1

Asset Purchase Agreement dated effective March 20, 2012

                         between 79th Street Mines, LLC as Buyer, Deer Trail Mining

Company, LLC as Seller, and Unico, Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO INCORPORATED

Date: March 22, 2012

/s/ Mark A. Lopez________________________

Mark A. Lopez, Chief Executive Officer

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